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                                                                Exhibit 10.1 (e)


No. 131 of the Document Register for 1996 (DR.EG)


Transacted in Duisburg
on 12/19/1996

Before the undersigned civil-law notary,

                                DR. ERICH GRUTER

with offices in Duisburg

there appeared on this day the following persons of known identity:


1) Dr. Achim Bischoff, Esq., with business offices at Angerstrasse 14-16, 47051 Duisburg,



     acting for Sauer Getriebe Aktiengesellschaft, Krokamp 35,
     D-24539 Neumuenster,



                                                       - Hereinafter "Lessor" -,

     as representative without power of representation,



2) Mr. Juergen Schlichting, Esq., with business offices at Angerstrasse 14-16, 47501 Duisburg,



     acting for Sauer-Sundstrand GmbH & Co., Krokamp 25,
     D-24539 Neumuenster,

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                                                       - Hereinafter "Lessee" -,


     as representative without power of representation, The appearing parties, acting as indicated above, declared the following for notarial recording:


                                   Section 1
                                     Lease


The companies represented by the appearing parties conclude the lease attached as Annex 1 to this document as an element thereof.


                                   Section 2
                               Right of Purchase


The Lessor offers the Lessee the opportunity to conclude a contract of sale pertaining to the object of the lease. The content of this contract offer is set out in the contract for the sale of land attached to this document as Annex 2.

The Lessee can accept the contract offer (sale) indicated above at any time during the term of the lease. Acceptance shall be considered timely if it has been placed on notarial record before a German civil-law notary. Acceptance can be limited to the land registered in the Neumunster Land Registry on Pages 7757 and 7758 on the one hand or to the land registered in the Neumunster Land Registry on Page 20899 on the other hand.

The Lessor agrees for the term of the lease to transfer the sales offer established herein to any acquirer of the property holding in such a way that the sales offer recorded herein is replaced by an analogous offer by the acquirer.
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The Lessee is entitled to appoint, through written notice to the Lessor, a third party who is duly entitled to accept the sales offer.

                                   Section 3
                                 RIGHT OF TENDER

In reverse and mirror fashion, the Lessee offers the Lessor the opportunity to conclude a contract of sale pertaining to the object of the lease. The content of this sales offer also corresponds to the contract of sale noted in Section 2, which is attached to this document as Annex 2.

The Lessor can accept the contract offer (purchase) indicated above at any time during the term of the lease. Acceptance shall be considered timely if it has been placed on notarial record before a German civil-law notary. Acceptance can be limited to the land registered in the Neumunster Land Registry on Pages 7757 and 7758 on the one hand or to the land registered in the Neumunster Land Registry on Page 20899 on the other hand.

The Lessee is entitled to transfer the purchase offer established herein to a third party in such a way that the purchase offer recorded herein is replaced by an analogous offer by the third party. If the Lessor has accepted the purchase offer recorded herein, then the resulting contract of sale becomes invalid effective ex tunc if the Lessor has received an analogous offer from a third party appointed by the Lessee within a period of four weeks following the declaration of acceptance.

The official record, including Annexes 1 and 2, was read aloud to the appearing parties in the presence of the civil-law notary, was approved by the appearing parties, and was signed by them and the civil-law notary in their own hands as follows:
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     [signature]

     [signature]

     [notarial seal]       [signature]
                           Civil-Law Notary
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                                               Annex 1 to document of 12/19/1996
                                    - Doc. Reg. No. 131/1996 of Civil-Law Notary
                                                  Dr. Erich Gruter in Duisburg -

                                                                     [signature]
                                                                Civil-Law Notary



                                      LEASE


                                     BETWEEN


Sauer Getriebe Aktiengesellschaft, Krokamp 35, D-24539 Neumunster,

                                                    - HEREINAFTER THE "LESSOR" -


                                       AND


Sauer-Sundstrand GmbH & Co., Krokamp 35, D-24539 Neumunster,

                                                   - HEREINAFTER THE "LESSEE" -.



The parties enter into the following agreement:



                                   Section 1
                                 LEASED PROPERTY

The Lessor is the owner of the developed real properties listed in the Land Registries indicated below:

       Neumunster District Court Land Registry, Pages 7757 and 7758, 142,759 sq.km,
       Neumunster District Court Land Registry, Page 20899, 83,658 sq.km.
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The Lessor leases to the Lessee these real properties, including the buildings erected thereupon and all other appurtenant fixed objects (hereinafter the "leased property").

                                   Section 2
                              PURPOSE OF THE LEASE

The Lessor leases out the leased property for the purpose of its use for the Lessee's industrial activities. The Lessee may use the leased property for other purposes only with the prior written consent of the Lessor.

                                   Section 3
                                TERM OF THE LEASE

1.   The tenancy is entered into for a fixed term ending on 12/31/2006.

2. The lease is extended until 12/31/2016 if the Lessee so declares through a statement sent in writing to the Lessor by registered mail/return receipt by no later than 12/31/2005; the timeliness of this statement shall be judged on the basis of its receipt.

3. The lease is renewed by periods of 5 years unless it is terminated by one of the parties by no later than one year prior to the respective expiration date. Notice of termination must be provided in writing by registered mail/return receipt. The timeliness of termination shall be judged on the basis of receipt of the notice.
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                                   Section 4
                                      RENT

1.   The monthly rent amounts to DM 330,000.00 plus statutory value-added tax.

2. Rent is due on a monthly basis in advance and must be received in the Lessor's bank account at WestLB Munster, Account No. 02610 (Bank Code 400 500 00) by no later than the 3rd working day of the month.

3. In the event of counterclaims, the Lessee is entitled to no right of set-off or retention with regard to the rent, unless the counterclaims have been acknowledged in writing by the Lessor or have been finally and conclusively affirmed by a court of law.

                                   Section 5
    OPERATING COSTS, INCIDENTAL EXPENSES, TAXES AND PUBLIC CHARGES, LIABILITY

1. The Lessee bears all operating costs, incidental expenses, taxes, and public charges that are incurred or imposed in connection with the leased property.

2. Wherever possible, all costs, especially those pertaining to electricity, water, sewerage, heating, waste disposal, and chimney-sweeping, shall be directly charged to and paid by the Lessee. Insofar as invoices are received by the Lessor, he shall forward them to the Lessee for immediate settlement.

3. Insofar as costs, taxes, and public charges (property tax, fees, etc.) are imposed on the Lessor, the Lessee agrees to indemnify the Lessor against such taxes and
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     charges or to reimburse the Lessor for any expenses incurred in this regard without delay.

4. The Lessee indemnifies the Lessor against any and all liability that could affect the latter as the owner of the real property and buildings. This is true in particular of liability in connection with environmental damage, including that which can be attributed to use of the leased property by a previous user.

                                   Section 6
                                    INSURANCE

1. The Lessee shall take out adequate insurance on the leased property to cover the risks of fire, storm, or water-line damage, as well as liability insurance that includes coverage for damage to the leased property and plate-glass insurance.

2. The Lessee shall take out adequate insurance to cover environmental damage and liability therefor, especially pertaining to the use and storage of potential water pollutants.

3. Upon demand by the Lessor, the Lessee shall provide proof of the conclusion of the insurance policies and of the timely payment of premiums. If necessary, the Lessor is entitled to take out the necessary insurance for the Lessee's account and/or to pay the premiums; the Lessor shall be indemnified by the Lessee against all expenditures thereby incurred, and rendered payments shall be reimbursed without delay.
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                                   Section 7
                        STRUCTURAL CHANGES BY THE LESSEE

1. The Lessee is entitled to undertake structure changes at his own expense insofar as the Lessor has granted his prior written consent thereto. The Lessor shall refuse consent only with just cause.

     Any costs incurred in connection with such changes are borne by the Lessor [sic]. The Lessee is also entitled to no claim for reimbursement in this regard, such as a substitution of equal value, even upon termination of the lease.

                                   Section 8
                        STRUCTURAL CHANGES BY THE LESSOR

The Lessor may at any time, in agreement with the Lessee, execute any improvements or structural changes in the leased property insofar as the contractual use thereof is not unreasonably restricted thereby.

                                   Section 9
                             MAINTENANCE AND REPAIRS


1. The Lessee shall handle the leased property with reasonable care, clean it regularly, keep it free of vermin, and avoid environmental pollution of the leased property. The Lessee shall perform all maintenance and repair measures necessary for the leased property, including interior redecoration, at regular intervals. Insofar as the Lessee does not perform the required maintenance and repair work prior to an
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     established deadline despite warning by the Lessor, the Lessor is entitled to order performance of the work at the Lessee's expense. The same applies in the event of imminent danger, whereby no warning and establishment of a deadline is required.

2. The Lessee is liable to the Lessor for all damages and detriment incurred by the Lessor through environmental pollution of the leased property. The Lessee shall eliminate such environmental damage to the leased property (e.g., the excavation of contaminated soil and its replacement with unpolluted soil) without delay and at his own expense, whereby he is not accorded the right to object that such environmental pollution was caused by a previous user of the leased property.

                                   Section 10
                          ACCESS TO THE LEASED PROPERTY

The Lessor and persons mandated by him are entitled with prior notice to enter the leased property during the normal business hours of the Lessee.

                                   Section 11
                            SIGNS AND ADVERTISEMENTS

The Lessee is entitled to affix signs or to use the exterior of the property for advertising purposes at his own discretion.
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                                   Section 12
                                   SUBLETTING

1. The Lessee may sublet the leased property or parts thereof only with the written consent of the Lessor. The Lessor shall grant this consent if there is no just cause for denying the subletting.

2. In the event of subletting, the Lessee is liable for all actions or omissions by the sublessee, regardless of whether the Lessee is responsible for any errors in this regard.

                                   Section 13
                                OTHER AGREEMENTS

1. Any changes in this contract must be in writing, insofar as notarial recording is not prescribed by law. This also applies to a waiver of this formal requirement. No verbal collateral agreements have been entered into.

2. Should a provision of this contract be invalid, this does not affect the validity of the remainder of the contract. In that case, another provision that most closely corresponds to the meaning and economic significance of the invalid provision shall be agreed to between the contracting parties.

3. The forum for all disputes arising from this contract is Neumunster.


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30041mietve
12/19/1996